UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): March 13, 2009
UNITED RENTALS, INC.
UNITED RENTALS (NORTH AMERICA), INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware Delaware (State or Other Jurisdiction of Incorporation)	001-14387 001-13663 (Commission File Number)	06-1522496 06-1493538 (IRS Employer Identification No.)

Five Greenwich Office Park Greenwich, CT (Address of Principal Executive Offices)	06831 (Zip Code)
Registrant’s Telephone Number, Including Area Code: (203) 622-3131
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-3.1: RESTATED CERTIFICATE OF INCORPORATION OF UNITED RENTALS, INC.
EX-10.1: THIRD AMENDMENT TO THE EMPLOYMENT AGREEMENT WITH MICHAEL J. KNEELAND

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) Compensatory Arrangements of Certain Officers.
On March 13, 2009, the Company, with the approval of the Compensation Committee of its Board of Directors, entered into an amendment to Michael J. Kneeland’s employment agreement as the Company’s President and Chief Executive Officer, replacing the Restricted Stock Unit grant in Section 3.2(c) thereof with an estimated equivalent-value grant of stock options so as to align the form of grant with the form of long-term incentive awards being given in 2009 to the Company’s other officers and employees. The amendment provides for an award to Mr. Kneeland, effective March 13, 2009, of 160,000 stock options in accordance with and subject to the United Rentals, Inc. 2001 Comprehensive Stock Plan, as it may be amended from time to time.
The foregoing description of the amendment is qualified in its entirety by reference to the full text thereof, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.
Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
(a) Amendments to Articles of Incorporation.
Certificate of Elimination
On March 16, 2009, the Company filed a Certificate of Elimination with the Secretary of State of the State of Delaware to eliminate from the Company’s Amended and Restated Certificate of Incorporation all matters set forth in the Certificates of Designations with respect to its Perpetual Convertible Preferred Stock, Series A, par value $.01 per share (the “Series A Preferred Stock”), Perpetual Convertible Preferred Stock, Series B, par value $.01 per share (the “Series B Preferred Stock”), Perpetual Convertible Preferred Stock, Series C, par value $.01 per share (the “Series C Preferred Stock”) and Perpetual Convertible Preferred Stock, Series D, par value $.01 per share (the “Series D Preferred Stock”). The Certificate of Elimination eliminated the previous designation of 300,000 shares of Series A Preferred Stock, none of which were outstanding at the time of filing, the previous designation of 500,000 shares of Series B Preferred Stock, none of which were outstanding at the time of filing, the previous designation of 300,000 shares of Series C Preferred Stock, none of which were outstanding at the time of filing, and the previous designation of 500,000 shares of Series D Preferred Stock, none of which were outstanding at the time of filing. Upon their retirement, pursuant to Delaware law, such shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock resumed their status as authorized and unissued shares of undesignated preferred stock of the Company. The filing of the Certificate of Elimination had the effect of amending the Company’s Amended and Restated Certificate of Incorporation.
Restated Certificate of Incorporation
On March 16, 2009, the Company filed a Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, integrating into a single instrument all of the provisions of the Amended and Restated Certificate of Incorporation which were then in effect, including those that were operative as a result of having previously been filed with the Secretary of State of the State of Delaware as

Certificates of Amendment to the Amended and Restated Certificate of Incorporation. The Restated Certificate of Incorporation only restates and integrates and does not further amend the provisions of the Amended and Restated Certificate of Incorporation as theretofore amended.
A copy of the Restated Certificate of Incorporation is attached hereto as Exhibit 3.1 and incorporated by reference herein.
Item 9.01.    Financial Statements and Exhibits.

3.1	Restated Certificate of Incorporation of United Rentals, Inc., dated March 16, 2009

10.1	Third Amendment, dated March 13, 2009, to the Employment Agreement, dated as of August 22, 2008, between United Rentals, Inc. and Michael J. Kneeland

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: March 17, 2009

UNITED RENTALS, INC.

By: Name:	/s/ Jonathan M. Gottsegen Jonathan M. Gottsegen
Title:	Senior Vice President, General
Counsel and Corporate Secretary

UNITED RENTALS (NORTH AMERICA), INC.

By: Name:	/s/ Jonathan M. Gottsegen Jonathan M. Gottsegen
Title:	Senior Vice President, General
Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Restated Certificate of Incorporation of United Rentals, Inc., dated March 16, 2009

10.1	Third Amendment, dated March 13, 2009, to the Employment Agreement, dated as of August 22, 2008, between United Rentals, Inc. and Michael J. Kneeland